EXHIBIT 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A of Fidelity Advisor Series II: Fidelity Advisor Government Investment Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor High Yield Fund, Fidelity Advisor Balanced Fund (formerly Fidelity Advisor Income & Growth Fund), and Fidelity Advisor Short Fixed-Income Fund, of our reports dated December 13, 1996 on the financial statements and financial highlights included in the October 31, 1996 Annual Reports to Shareholders of Fidelity Advisor Government Investment Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor High Yield Fund, Fidelity Advisor Balanced Fund, and Fidelity Advisor Short Fixed-Income Fund.
We further consent to the incorporation by reference, into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund (currently Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund), of our report dated February 13, 1997 on the financial statements and financial highlights included in the December 31, 1996 Annual Report to Shareholders of Fidelity Advisor Strategic Income Fund
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.
       /s/ COOPERS & LYBRAND L.L.P.
       COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
October 27, 1997